Langer Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
March 31, 2008

	March 31,	Regal	Adjustments	Pro forma
	2008	3/31/08	3/31/08	3/31/08
Assets:
Current Assets:
Cash and cash equivalents	$2,122,597	$-	$501,000	$2,623,597
Restricted cash - escrow	1,000,000	-		1,000,000
Accounts receivable, net of allowance for doubtful accounts and returns and allowances aggregating $1,466,837	9,800,654	1,081,386		8,719,268
Inventories, net	6,930,487	60,000		6,870,487
Prepaid expenses and other current assets	1,225,772	8,348		1,217,424
Total Current Assets	21,079,510	1,149,734	501,000	20,430,776

Property and equipment, net	13,820,855	134,024		13,686,831
Identifiable intangible assets, net	14,117,560	-		14,117,560
Goodwill	21,956,430	-	(1,277,521)	20,678,909
Other assets	1,288,869	7,773		1,281,096
Total Assets	$72,263,224	$1,291,531	$(776,521)	$70,195,172

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$4,306,609	$219,824	$60,000	$4,146,785
Liabilities related to assets held for sale	-	-		-
Other current liabilities, including current maturities of note payable	4,149,066	182,769		3,966,297
Unearned revenue	319,860	-		319,860
Total Current Liabilities	8,775,535	402,593	60,000	8,432,942

Long-term debt:
5% Covertible notes, net of discount of $368,566	28,511,434	-		28,511,434
Notes payable	103,214	-		103,214
Obligation under capital lease	2,700,000	-		2,700,000
Unearned revenue	79,300	-		79,300
Deferred income taxes payable	1,809,273	-		1,809,273
Other Liabilities	1,031,002	-		1,031,002
Total Liabilities	43,009,758	402,593	60,000	42,667,165

Stockholders' Equity:
Preferred stock, $1.00 par value; authorized 250,000 shares; no shares issued	-
Common stock, $.02 par value; authorized 50,000,000 shares; issued 11,588,512	231,771	-		231,771
Additional paid in capital	53,837,248	64,149		53,773,099
Accumulated Deficit	(24,564,687)	824,789	(836,521)	(26,225,997)
Accumulated Other Comprehensive Income	691,750			691,750
Total	30,196,082	888,938	(836,521)	28,470,623
Treasury stock at cost, 451,652 shares	(942,616)	-		(942,616)
Total	29,253,466	888,938	(836,521)	27,528,007

Total Liabilities and Stockholders' Equity	$72,263,224	$1,291,531	$(776,521)	$70,195,172

Footnote:
The column labeled Regal represents the assets and liabilities of Regal Medical Supply, LLC as of March 31, 2008.

Adjustments:
Adjustments represent the details of the sale of Regal Medical Supply, LLC as follows:
Cash received	$501,000
Net assets sold	(888,938)
Goodwill written off	(1,277,521)
Transaction costs related to sale	(60,000)

Pro forma net loss on sale of Regal	$(1,725,459)

Langer Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2008

	Consolidated	Regal	Pro forma
Income From Continuing Operations:
Net Sales	$15,778,171	$1,001,255	$14,776,916
Cost of Sales	10,910,781	329,049	10,581,732
Gross Profit	4,867,390	672,206	4,195,184
General and administrative expenses	3,641,431	114,661	3,526,770
Selling expenses	2,255,843	639,789	1,616,054
Research and development expenses	269,795	-	269,795
Operating Loss	(1,299,679)	(82,244)	(1,217,435)
Other Income (Expense):
Interest income	23,994	-	23,994
Interest expense	(557,718)	-	(557,718)
Other	(16)	-	(16)
Other Expense, net	(533,740)	-	(533,740)
Loss Before Income Taxes	(1,833,419)	(82,244)	(1,751,175)
(Provision for) Benefit From Income Taxes	(18,182)	-	(18,182)
Net Loss from continuing operations	$(1,851,601)	$(82,244)	$(1,769,357)

Net Loss per common share:
Basic and diluted:
Loss from continuing operations	$(0.17)		$(0.16)

Weighted average number of common shares used
in the computation of net (loss) per share:
Basic and diluted	11,136,860		11,136,860

Footnote:
The column labeled Regal represents the operating results of Regal for the period presented.

Langer Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2007

	Consolidated	Regal	Pro forma
Income From Continuing Operations:
Net Sales	$62,912,298	$3,752,324	$59,159,974
Cost of Sales	40,523,793	1,114,754	39,409,039
Gross Profit	22,388,505	2,637,570	19,750,935
General and administrative expenses	14,066,476	373,499	13,692,977
Selling expenses	9,418,661	2,672,939	6,745,722
Research and development expenses	837,934	-	837,934
Operating Loss	(1,934,566)	(408,868)	(1,525,698)
Other Income (Expense):
Interest income	257,964	-	257,964
Interest expense	(2,186,100)	-	(2,186,100)
Other	22,329	-	22,329
Other Expense, net	(1,905,807)	-	(1,905,807)
Loss Before Income Taxes	(3,840,373)	(408,868)	(3,431,505)
(Provision for) Benefit From Income Taxes	(234,771)	-	(234,771)
Net Loss from continuing operations	$(4,075,144)	$(408,868)	$(3,666,276)

Net Loss per common share:
Basic and diluted:
Loss from continuing operations	$(0.35)		$(0.32)

Weighted average number of common shares used
in the computation of net (loss) per share:
Basic and diluted	11,484,486		11,484,486

Footnote:
The column labeled Regal represents the operating results of Regal for the period presented.

Langer Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2007

	Consolidated	Regal	Pro forma
Income From Continuing Operations:
Net Sales	$14,320,963	$734,481	$13,586,482
Cost of Sales	9,030,234	197,797	8,832,437
Gross Profit	5,290,729	536,684	4,754,045
General and administrative expenses	3,243,498	8,991	3,234,507
Selling expenses	2,098,238	453,358	1,644,880
Research and development expenses	196,711	-	196,711
Operating Loss	(247,718)	74,335	(322,053)
Other Income (Expense):
Interest income	131,854	-	131,854
Interest expense	(525,769)	-	(525,769)
Other	(7,016)	-	(7,016)
Other Expense, net	(400,931)	-	(400,931)
Loss Before Income Taxes	(648,649)	74,335	(722,984)
(Provision for) Benefit From Income Taxes	(63,631)	-	(63,631)
Net Loss from continuing operations	$(712,280)	$74,335	$(786,615)

Net Loss per common share:
Basic and diluted:
Loss from continuing operations	$(0.06)		$(0.07)

Weighted average number of common shares used
in the computation of net (loss) per share:
Basic and diluted	11,183,415		11,183,415

Footnote:
The column labeled Regal represents the operating results of Regal for the period presented.